UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): December 13, 2005
                                                  -----------------


                                            UCI Medical Affiliates, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                     Delaware                                0-13265                   59-2225346

(State or Other Jurisdiction of Incorporation)         (Commission File Number)      (I.R.S. Employer Identification)





               4416 Forest Drive, Columbia, South Carolina 29206
          (Address, Including Zip Code of Principal Executive Offices)



                                (803) 782-4278
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):




|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                                         -2-
Item 5.02         Departure of Director; Election of Director

         On December 13, 2005, Ashby M. Jordan, M.D. resigned from the Board of Directors of UCI Medical Affiliates, Inc. ("UCI"), and the Board of Directors appointed Thomas G. Faulds to replace Dr. Jordan on UCI's Board of Directors as of December 13, 2005. Dr. Jordan's written resignation states that his resignation is not because of a disagreement with UCI on any matter relating to UCI's operations, policies or practices.

         Mr. Faulds has served as President and Chief Operating Officer of the BlueCross BlueShield Division of Blue Cross and Blue Shield of South Carolina ("BlueCross") since 1998, and also serves as the senior officer responsible for six subsidiaries: BlueChoice HealthPlan, Planned Administrators, Inc., Companion Benefits Alternatives, Inc., Alpine Agency, Inc., Thomas H. Cooper & Company and CIMR. He has been employed by BlueCross since March, 1972.

         There are no family relationships between Mr. Faulds, who is 64 years old, and any director or executive officer of UCI. In addition, there are no transactions between Mr. Faulds and UCI. Mr. Faulds previously served as a director for UCI between August 1996 and June 2003. At the time of this disclosure, Mr. Faulds is not expected to be named to any committee of the Board of Directors.



                                   SIGNATURES

         Pursuant to requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                  UCI MEDICAL AFFILIATES, INC.
                                  (Registrant)



                                  /s/ Jerry F. Wells, Jr.
                                  Jerry F. Wells, Jr.
                                  Executive Vice President, Chief Financial
                                  Officer, and Corporate Secretary

Date: December 14, 2005